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                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 of Net2Phone, Inc. ("Net2Phone") for the registration of 9,569,782 shares of its common stock pertaining to its Amended and Restated 1999 Stock Option and Incentive Plan, of our report dated May 11, 1999 (except for Note 9, as to which the date is June 25, 1999) with respect to the financial statements of Net2Phone included in its Prospectus dated July 29, 1999, filed with the Securities and Exchange Commission.


                              /s/ Ernst & Young LLP


New York, New York
August 26, 1999